News Release

FREYR Battery Awarded €100 Million EU Innovation Fund Grant
NEW YORK, OSLO, Norway & LUXEMBOURG, July 13, 2023, FREYR Battery (NYSE: FREY) (“FREYR”), a developer of clean, next-generation battery cell production capacity, has announced that the company has been awarded a €100 million grant from the European Union (“EU”) to support development of FREYR’s Giga Arctic project in Norway. The grant will be funded through the EU’s Innovation Fund (“EUIF”) as part of the EU’s efforts to promote localized production of battery solutions.
“We are delighted with the news we have received from the EU’s Innovation Fund to support FREYR’s Giga Arctic project,” remarked Tom Einar Jensen, FREYR’s Co-Founder and CEO. “This grant is a recognition that batteries represent the key catalyst of the energy transition supporting regional energy security through faster deployment of renewable energy. Moreover, this significant financial commitment provides timely support to continued development of the Giga Arctic project, which is intended to bring clean battery products to our customers and partners across Europe. We look forward to working with the EUIF as well as the Norwegian Government to unlock further momentum for next generation battery production capacity at GWh scale in Norway.”
Giga Arctic, which has been under development since FREYR’s Board of Directors sanctioned the start of construction in June 2022, is designed to be a 29 GWh nameplate capacity facility based on the 24M Technologies SemiSolidTM manufacturing platform and powered with 100% renewable hydroelectricity.
According to a report recently published by Minviro, a life cycle assessment company and independent third-party commissioned by FREYR, the annual production at the planned Giga Arctic facility in Norway could enable FREYR’s customers to mitigate 80 million tons of CO2 emissions over the batteries’ lifetime when used for renewable Energy Storage Systems (ESS). The projected emissions mitigation corresponds to almost twice the total amount of CO2 emitted in Norway annually.
The EU’s Innovation Fund is one of the world’s largest funding opportunities for projects designed to reduce greenhouse gas emissions. The fund targets highly innovative technologies and large-scale, flagship initiatives that can bring more value to Europe in terms of transitioning to a low-carbon continent.

***

1 | News Release | FREYR Battery | www.freyrbattery.com/news

About FREYR Battery
FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce green battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in the United States and Vaasa, Finland. FREYR intends to install 50 GWh of battery cell capacity by 2025 and 100 GWh annual capacity by 2028 and 200 GWh of annual capacity by 2030. To learn more about FREYR, please visit www.freyrbattery.com.
Investor contact:
Jeffrey Spittel
Vice President, Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 281-222-0161
Media contact:
Hilde Rønningsen
Director Communication
hilde.ronningsen@freyrbattery.com
Tel: (+47) 453 97 184

Cautionary Statement Concerning Forward-Looking Statements
All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2022 and (ii) FREYR's Annual Report on Form 10-K for the year ended December 31, 2022 that was filed with the SEC on February 27, 2023, available on the SEC’s website at www.sec.gov.
Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.

2 | News Release | FREYR Battery | www.freyrbattery.com/news